Form 10-K, Exhibit 13
period 2004-09-30
CRUSADE MANAGEMENT LTD  GLOBAL TRUST NO 1 OF 1999
filed 2004-12-15
CIK 1287400

EXHIBIT 13.1


                               Noteholders Report
                        Crusade Global Trust No.1 of 1999
           Aggregate Totals For Fiscal Year 1 Oct 2003 to 30 Sept 2004


Notes
--------------------------------------------------------------------------------
                  FV Outstanding (USD)    Bond Factor as at    Coupon Rate as at
                  as at Sept 30, 2004       Sept 30, 2004        Sept 30, 2004
                  -------------------       -------------        -------------
Class A1 Notes                         ***Repaid***
--------------------------------------------------------------------------------
Class A2 Notes     61,173,758.65              10.751100%           1.58000%
--------------------------------------------------------------------------------
Class A3 Notes    125,000,000.00             100.000000%           1.67000%
--------------------------------------------------------------------------------

                  FV Outstanding (AUD)    Bond Factor as at    Coupon Rate as at
                  as at Sept 30, 2004       Sept 30, 2004        Sept 30, 2004
                  -------------------       -------------        -------------
Class B Notes       9,500,000.00            Not Disclosed        Not Disclosed
--------------------------------------------------------------------------------


Notes
--------------------------------------------------------------------------------
                      Interest Payments    Principal Distribution   Charge Offs
                            (USD)                  (USD)               (USD)
                      -----------------    ----------------------   -----------
Class A1 Notes                         ***Repaid***
--------------------------------------------------------------------------------
Class A2 Notes          1,675,684.49            85,228,584.38           0.00
--------------------------------------------------------------------------------
Class A3 Notes          2,026,525.00                     0.00           0.00
--------------------------------------------------------------------------------

                      Interest Payments    Principal Distribution   Charge Offs
                            (AUD)                  (AUD)               (AUD)
                      -----------------    ----------------------   -----------
Class B Notes          Not Disclosed                     0.00           0.00
--------------------------------------------------------------------------------

Principal Collections Information in AUD

Scheduled Principal Payments                                       20,213,265.80
Unscheduled Principal Payments                                    129,791,132.20
Redraws                                                            18,478,804.82

Principal Collections                                             131,525,593.18


Total Available Principal in AUD

Principal Collections                                             131,525,593.18
Principal Charge Offs                                                       0.00
Principal Draw                                                              0.00

Total Available Principal                                         131,525,593.18

Principal Distributed                                             131,525,593.18
Principal Retained                                                          0.00


Total Available Funds in AUD

Available Income                                                   27,975,230.33
Principal Draw                                                              0.00
Liquidity Draw                                                              0.00

Total Available Funds                                              27,975,230.33


Redraw & Liquidity Facilities in AUD

Redraw Shortfall                                                            0.00
Redraw Carryover Charge Offs                                                0.00

Liquidity Draw                                                              0.00
Liquidity Shortfall                                                         0.00